EXHIBIT 10(i)

                         WAUSAU PAPER MILLS COMPANY
                          DIVIDEND EQUIVALENT PLAN

 1.  PURPOSE.

     The purpose of the Wausau Paper Mills Company Dividend Equivalent Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Wausau Paper Mills Company (the "Company") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the performance of the Company and its common stock. To this end, the Committee hereinafter designated may grant dividend equivalents to officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

 2.  PARTICIPANTS.

     Participants in the Plan shall consist of such officers and other key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive dividend equivalents.

 3.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee (the "Committee") consisting of at least two members designated by the Board of Directors of the Company from among those of its members who are not officers or employees of the Company or a parent or subsidiary of the Company and who otherwise satisfy the definition of a "Non-Employee Director" in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. Subject to the provisions of the Plan, the Committee shall have authority (a) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (b) to select employees to receive grants under the Plan; (c) to determine the number of dividend equivalents subject to the grant, the time and conditions of vesting, and all other terms and conditions of any grant; (d) to determine the fair market value of the common stock of the Company for purposes of the Plan; and (e) to prescribe the form of agreement, certificate or other instrument evidencing the grant. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons; provided, however, that the Committee shall not exercise such authority in a manner adversely and significantly affecting dividend equivalents previously granted unless the action taken is required to comply with any applicable law or regulation.

 4.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan shall become effective on June 19, 1991, the date of its approval by the Board of Directors of the Company. The Plan shall terminate ten years after it becomes effective, unless terminated sooner
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 by action of the Board of Directors.  No further grants may be made under the Plan after its termination, but the termination of the Plan shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants made prior to termination.

 5.  SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 7 hereof, the aggregate number of shares of common stock of the Company with respect to which dividend equivalents may be granted under the Plan shall not exceed 250,000. Whenever dividend equivalents granted under the Plan are forfeited, the shares subject to such dividend equivalents shall thereupon be released from such dividend equivalents and shall thereafter be available for additional grants of dividend equivalents under the Plan.

 6.  DIVIDEND EQUIVALENTS.

     (a) Grants. Dividend equivalents entitling the grantee to receive cash equal to the value of the hypothetical reinvested cash dividends (defined below) which would have been paid with respect to a stated number of shares of common stock of the Company between the date of grant and the date of termination of the grantee's employment with the Company and its subsidiaries may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee.

     (b) Vesting of Grant. Dividend equivalents shall vest in whole or in such installments and at such times as may be determined by the Committee.

     (c) Payment. The value of dividend equivalents granted prior to December 16, 1996 shall be paid to the grantee (or his beneficiary in the event of his death) in the amount determined in accordance with this
 Section 6(c) upon the grantee's termination of employment with the Company and its subsidiaries. The value of dividend equivalents granted on or after December 16, 1996 shall be paid to the grantee (or his beneficiary in the event of his death) in the amount determined in accordance with this Section 6(c) upon the first to occur of (i) the grantee's termination of employment with the Company and its subsidiaries or (ii) the date on which the grantee exercises a stock option granted in tandem with the grant of such dividend equivalents; provided, however, that only the value of such proportion of the dividend equivalent as corresponds to the proportion of shares subject to such option as are exercised shall be paid. An option shall be deemed to have been granted in tandem with a grant of dividend equivalents if such option grant was made at or about the same date, relates to the same number of shares of common stock and is subject to the same conditions on vesting or exercise the grant of such dividend equivalents. The value of the dividend equivalents to be paid pursuant to this Section 6(c) shall be an amount in cash equal to the value of the hypothetical reinvested cash dividends associated with the aggregate number of shares of common stock of the Company with respect to which such dividend equivalents have been granted to the grantee. The value of the hypothetical reinvested cash dividends associated with a share of common stock of the Company in respect of which a dividend equivalent has been granted shall be equal to the fair market value on the date of termination of the grantee's employment of the number of shares (or fraction thereof) of the Company's common stock which the grantee would have owned if it is assumed (i) that cash dividends which would have been paid with respect to the share if the share had been outstanding from
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 the date of grant of the dividend equivalent had been paid in cash to the grantee and then immediately reinvested by the grantee in the Company's common stock at the fair market value thereof on the applicable dividend payment date, and (ii) that, once assumed issued, hypothetical shares resulting from assumed dividend reinvestment themselves paid cash dividends (at the same time and in the same amount as shares of the Company's outstanding common stock) which were reinvested in a similar manner.

     For purposes of the Plan, the fair market value of a share of common stock of the Company means:

          (A) The mean between the high and the low prices at which the common stock of the Company was traded if the common stock of the Company was then listed for trading on a national or regional securities exchange or was then traded on a bona fide over-the-counter market; or

          (B) If the common stock of the Company was not traded on an exchange or on a bona fide over-the-counter market, a value determined by an appraiser selected by the Committee.

 In the event that the date of termination of the grantee's employment with the Company and its subsidiaries is a date on which there is no trading of the common stock of the Company on a national or regional securities exchange or on the over-the-counter market, such fair market value shall be determined by referring to the next preceding business day on which trading occurs.

     (d) Additional Terms and Conditions. The agreement or instrument evidencing the grant of dividend equivalents may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The Committee may at the time of grant or at any time thereafter impose such additional terms and conditions on dividend equivalents as it deems necessary or desirable for compliance with Section 16(a) or 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

 7.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

     Dividend equivalents shall be subject to adjustment by the Committee in its sole discretion as to the number of shares subject to such grants in the event of changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization occurring after the date of the grant of any dividend equivalent, provided that if the Company shall change its common stock into a greater or lesser number of shares through a stock dividend, stock split-up, or combination of shares, outstanding dividend equivalents shall be adjusted proportionately, consistent with existing law and regulation, to prevent inequitable results.

 8.  EFFECT OF LIQUIDATION, MERGER, CONSOLIDATION OR OTHER EVENTS.

     Nothing contained in the Plan or in any dividend equivalent granted under the Plan shall in any way prohibit the Company from merging with or consolidating into another company, or from selling or transferring all or
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 substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence; and in any such event, payment shall be made with respect to all then outstanding dividend equivalents (whether or not then vested) as if all of the grantees of such dividend equivalents had terminated employment with the Company and its subsidiaries at the time of such merger, consolidation, sale or transfer of assets, liquidation, or dissolution, except to the extent that any agreement or undertaking of any party to such merger, consolidation, or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision to continue such dividend equivalents and the rights of the grantees under such dividend equivalents.

 9.  AMENDMENT AND TERMINATION OF PLAN.

     The Plan may be amended or terminated by the Board of Directors of the Company in any respect; provided, however, that the Board shall not exercise such authority in a manner adversely and significantly affecting dividend equivalents previously granted unless the action taken is required to comply with any applicable law or regulation.

 10. MISCELLANEOUS.

     (a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a dividend equivalent.

     (b) Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares covered by dividend equivalents.

     (c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its subsidiaries or to limit or diminish in any way the right of the Company or any such subsidiary to terminate his or her employment at any time with or without cause.

     (d) Taxes. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment.

     (e)  Nontransferability.  No dividend equivalent shall be
 transferable.
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     IN WITNESS WHEREOF, the Company has caused the Plan, as amended effective December 16, 1996, to be executed by its duly authorized officers as of the 16th day of December, 1996.


                                  WAUSAU PAPER MILLS COMPANY




                                  By:  DANIEL D. KING
                                       Daniel D. King,
                                       President and Chief
                                       Executive Officer


 ATTEST:



 By:  STEVEN A. SCHMIDT
      Steven A. Schmidt,
      Vice President,
      Finance, Secretary and
      Treasurer